February 17,1999


MAI Technologies, Inc.
282 New York Avenue
Huntington, New York 11743

Dear Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Merger, dated as of August 26, 1998 (the "Merger Agreement"), among DRS Technologies, Inc., a Delaware corporation ("DRS"), DRS Merger Sub, Inc., a New York corporation ("Merger Sub"), and NAI Technologies, Inc. ("NAI"), as amended by the letter agreement, dated December 22, 1998, and the letter agreement dated January 21, 1999, among DRS, Merger Sub and NAI. Initially capitalized terms used herein without definition shall have the meanings assigned to them in the Merger Agreement.

     DRS, Merger Sub and NAI wish to extend the date for the consummation of the Merger from February 17, 1999 to February 22, 1999. Accordingly, DRS, Merger Sub and NAI each hereby agrees that the Merger Agreement be and hereby is amended as follows:

1. Section 10.1(b)(i) of the Merger Agreement is hereby amended so that the reference to "February 17, 1999" appearing in the first sentence of clause
     (i) is replaced with "February 22, 1999"; and

2. Section 10.2(c) of the Merger Agreement is hereby amended so that the reference to "February 17, 1999" appearing in clause (i) of the proviso at the end of subsection (c) is replaced with "February 22, 1999."

     Except as specifically amended hereby, the Merger Agreement shall, in all respects, remain in full force and effect.

NAI Technologies, Inc.
February 17, 1999
Page 2

     Please sign where noted below to confirm the foregoing agreement.

                                          Very Truly Yours,

                                          DRS TECHNOLOGIES, INC.

                                          By: /s/ NINA L. DUNN
                                             ---------------------------------
                                             Name:  Nina L. Dunn, Esq.
                                             Title: Executive Vice President and
                                                    General Counsel



ACCEPTED AND AGREED:

NAI TECHNOLOGIES, INC.                     DRS MERGER SUB, INC.

By: /s/ RICHARD A. SCHNEIDER               By: /s/ NINA LASERSON DUNN
   -------------------------                   ---------------------------------
   Name:  Richard A. Schneider                 Name:  Nina Laserson Dunn
   Title: Executive Vice President,            Title: Vice President & Secretary
   Chief Financial Officer,
   Secretary & Treasurer